As filed with the U.S. Securities and Exchange Commission on April 7, 2026.

Registration No. 333-293463

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2 to

Form F-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DATASEA INTELLIGENT TECHNOLOGY LTD.

(Exact name of registrant as specified in its charter)

British Virgin Islands	8742	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Room 302-5, Building C, Gemdale Viseen International Center, No.5 Shengfang Road, Daxing District,
Beijing, People’s Republic of China 102600

+86 10-56145240
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Datasea Acoustics LLC

8 The Green, Ste A ,

Dover, Kent, Delaware 19901

+1 267 992 2826

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joan Wu Esq.
Hunter Taubman Fischer & Li, LLC
950 Third Avenue, 19th Floor

New York, NY 10022

Tel: (212) 530-2208

Approximate date of commencement of proposed sale of the securities to the public

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction: Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company    ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

We are filing this Amendment No. 2 (this “Amendment”) to our registration statement on Form F-4, initially filed on February 13, 2026 (File No. 333-293463), as amended (the “Registration Statement”), as an exhibits-only filing to file an updated auditor consent on Exhibit 23.1. Accordingly, this Amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement, including the signature page and the exhibit index, and the filed exhibits. The prospectus is unchanged and has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

British Virgin Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands Courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles of Association provide that, subject to certain limitations, the Company shall indemnify its directors and officers against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings. Such indemnity only applies if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21.     Exhibits and Financial Statement Schedules

(a)	Exhibits

A list of exhibits included as part of this registration statement is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

Item 22. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(b)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(3)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants, the registrants have been advised that, in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(5)	The undersigned registrant hereby undertakes: (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertaking in subparagraph (i) above include information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(6)	The undersigned registrant hereby undertakes: that for the purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be determined to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(7)	The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in People’s Republic of China, on April 7, 2026.

Datasea Intelligent Technology Ltd.

By:	/s/ Zhixin Liu
Name:	Zhixin Liu
Title:	Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

*	Director	April 7, 2026
Stephen (Chun Kwok) Wong

*	Director	April 7, 2026
Yijin Chen

*	Director	April 7, 2026
Yan Yang

*	Director	April 7, 2026
Fu Liu

/s/ Zhixin Liu	Chief Executive Officer, Chairman of the board	April 7, 2026
Zhixin Liu	(Principal Executive Officer)

*	Chief Financial Officer	April 7, 2026
Mingzhou Sun	(Principal Financial Officer)

* By:	/s/ Zhixin Liu
Zhixin Liu
Attorney-in-fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, Datasea Acoustics LLC, as the duly authorized representative of the Registrant in the United States, has signed this registration statement on April 7, 2026.

Datasea Acoustics LLC

By:	/s/ Fu Liu
Name:	Fu Liu
Title:	Manager

EXHIBIT INDEX

Exhibit Number	Description
2.1+	Form of the Merger Agreement and Plan of Merger
3.1+	Amended and Restated Memorandum of Association and Articles of Association of Datasea Intelligent Technology Ltd.
5.1+	Opinion of Ogier regarding the validity of the Class A Ordinary Shares being registered
8.1+	Opinion of Hunter Taubman Fischer & Li LLC regarding certain tax matters
23.1+	Consent of Ogier (included in Exhibit 5.1)
23.3*	Consent of Kreit&Chiu CPA LLP
23.4+	Consent of Hunter Taubman Fischer and Li LLC (included in Exhibit 8.1)
24.1+	Power of Attorney (included on signature page)
99.1+	Form of Proxy Card
107+	Filing Fee Table

*	Filed herewith.

+	Previously filed and incorporated by reference.